                                                                    EXHIBIT 99.5

                          CONSENT OF C.A. RUNDELL, JR.

     I, C.A. Rundell, Jr., hereby consent to the use of my name in the Registration Statement on Form S-4 of Champion Enterprises, Inc. and any amendment thereto, as the same appears therein under the caption "New Directors of Champion" with respect to my becoming a director of Champion Enterprises, Inc., following the Merger (as defined in such Registration Statement).

                                          /s/ C.A. RUNDELL, JR.
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                                          C.A. Rundell, Jr.
                                          September 20, 1996